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                                                                   Exhibit 10.28

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                             DATED NOVEMBER 17, 2003
                                     BETWEEN
                         KENNETH LEVINE (THE "EMPLOYEE")
                                       AND
                DIAMOND TRIUMPH AUTO GLASS, INC. (THE "COMPANY")

The Employee and Company acknowledge and agree that on March 15, 2004 the Employee and the Company mutually agreed to reduce the Employee's annual base salary from $320,000.00 per annum to $52,000.00 per annum and that such base salary remained at that level from such date until February 27, 2005.

The Employee and the Company further acknowledge and agree that effective February 28, 2005 the Company shall increase the Employee's annual base salary from $52,000.00 per annum to $320,000.00 per annum in accordance with the terms of the original Employment Agreement.

In addition to the above, the Employee shall serve in the capacity of the Chairman of the Board during the term of the Employment Agreement.

The Employee and the Company acknowledge that the other terms and conditions set forth in the Employment Agreement dated November 17, 2003 between the Employee and the Company shall remain in effect.

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment:

                                    DIAMOND TRIUMPH AUTO GLASS, INC.

                                    BY: /s/ Norman Harris
                                        ----------------------------
                                        NAME:  NORMAN HARRIS
                                        TITLE: CEO

                                        /s/ Kenneth Levine
                                        ----------------------------
                                        KENNETH LEVINE